EXHIBIT 23.2


                                                         BULLIVANT HOUSER BAILEY
                                                                 ATTORNEY AT LAW


DAVID C. ADAMS
e-mail:  david.adams@bullivant.com

                                 November 21, 2005


Via U.S. Mail

Board of Directors
Thermogenesis Corp.
2711 Citrus Road
Rancho Cordova, CA 95742

         Re:      Common Stock of Thermogenesis Corp.

Dear Gentlemen:

     We act as counsel to Thermogenesis Corp., a Delaware corporation (the "Company"), in connection with the registration of up to $75,000,000 of shares of common stock, $0.001 par value, of the Company (the "Offered Securities") under the Securities Act of 1933, as amended (the Securities Act"). The Offered Securities are further described in the Company's registration statement on Form S-3 filed with the Commission on November 21, 2005 (the "Registration Statement").

     For the purpose of rendering this opinion, we examined originals or copies of such documents as deemed to be relevant. In conducting our examination, we assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company. In addition, in rendering this opinion, we assumed that the Offered Securities will be offered in the manner and on the terms identified or referred to in the Registration Statement, including all amendments thereto.

     Our opinion is limited solely to matters set forth herein. The law covered by the opinions expressed herein is limited to the Federal Law of the United States, the law applicable to contracts of the State of California and the law applicable to corporations of the State of Delaware.

     Based upon and subject to the foregoing, after giving due regard to such issues of law as we deemed relevant, and assuming that (i) the Registration Statement becomes and remains effective, and the prospectus and the supplements to the prospectus, which is part thereof (the "Prospectus"), and the Prospectus delivery requirements with respect thereto, fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion, and (ii) all offers and sales of the Offered Securities will be made in compliance with the

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November 21, 2005
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securities laws of the states having jurisdiction thereof, we are of the opinion that the Offered Securities in the aggregate amount of $75,000,000 to be issued pursuant to the Registration Statement will be legally issued, fully paid and nonassessable.

     We hereby consent in writing to the use of our opinion as an exhibit to the Registration Statement and any amendment thereto. By giving such consent, we do not thereby admit that we come within the category of persons where consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                   Sincerely,

                                   /s/ Bullivant Houser Bailey PC

                                   BULLIVANT HOUSER BAILEY PC